Exhibit 99.1

For Immediate Release
CSB Bancorp Inc. Announces a New Stock Repurchase Program

Millersburg, Ohio, July 7, 2005—CSB Bancorp Inc. (“the Company” CSBB-OTC:BB) the holding company for Commercial & Savings Bank, announced today that its Board of Directors approved a Stock Repurchase Program authorizing the repurchase of up to 10% of the Company’s common shares outstanding. Repurchases will be made from time to time as market and business conditions warrant, in the open market, through block purchases and in negotiated private transactions. The timing of repurchases will depend on certain factors, including but not limited to market conditions and prices, the Company’s liquidity requirements and alternative uses of capital. Any repurchased shares will be held as treasury stock and will be available for general corporate purposes. The Company currently has 2,644,967 shares issued and outstanding.

“With our strong capital level, we believe the repurchase of our stock is a prudent use of capital and builds value for our shareholders. Our stock repurchase program demonstrates our steadfast commitment to increasing shareholder value,” commented John J. Limbert, President and Chief Executive Officer.

Commercial & Savings Bank is a community bank with $315 million in assets serving customers at nine branch locations in Holmes, Wayne and Tuscarawas Counties.

Information about CSB Bancorp Inc. financial results, its products and Internet banking system can be accessed at http://www.csb1.com.

Forward-looking Statement. The information in this press release contains forward-looking statements including certain projections, plans and forecasts of expected future performance that are not historical facts and that are subject to a number of risk and uncertainties. Actual results and performance could differ materially from those contemplated or implied by these forward-looking statements.
Forward-looking statements speak only as of the date they are made and the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date of the forward-looking statements or to reflect the occurrence of unanticipated events.

CONTACT: Paula J. Meiler, Senior V.P. and CFO
1-330-763-2873
paula.meiler@csb1.com